UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Illumina, Inc.
(Name of Registrant as Specified In Its Charter)

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The following communication and accompanying Q&A was distributed by Francis deSouza, Chief Executive Officer and a member of the Board of Directors of Illumina, Inc. (“Illumina”), to employees of Illumina on March 13, 2023:

You may have seen in the media that Illumina responded to notice from Icahn Partners LP, an investment management firm, of its intention to nominate three candidates for election to Illumina’s Board of Directors at our 2023 Annual Meeting of Shareholders.

As a matter of practice, Illumina regularly engages with our shareholders and welcomes constructive dialogue with the goal of increasing shareholder value. Members of the ELT, myself, and our Investor Relations team meet with shareholders to discuss our business, financial performance, corporate governance, and other matters that arise from time to time.

In this case, the Board’s Nominating/Corporate Governance Committee met with each of Mr. Icahn’s candidates and made the decision that it is not in the best interests of shareholders to appoint Mr. Icahn’s nominees to the Board.

At Illumina, we are proud to have an experienced Board comprised of directors who bring a range of perspectives to the company and represent the interests of our shareholders. Members of the Board bring extensive business, financial, operating, regulatory and scientific backgrounds in the life sciences and technology sectors. Our Board and management team are laser-focused on advancing our business and fulfilling our important mission to improve human health with the goal of driving long-term shareholder value. And with your help, we are delivering on our industry-leading innovation roadmap, including the rollout of our revolutionary NovaSeq X, to further unlock the power of the genome.

At this time, there is a small group working on this matter and it shouldn’t distract you from your day-to-day activities. However, we understand that you may have questions, so we will be hosting two all-employee meetings in the comings days to provide you with additional understanding of the situation and address your questions. In the interim, a brief FAQ is attached for your reference. Meeting appointments will be sent shortly.

If you receive any questions about this matter, please refer them to Investor Relations at [redacted] and/or Public Relations at [redacted], as appropriate. Also, I ask that you please refrain from commenting on this matter on social media.

Thank you for your ongoing commitment to our customers and for your continued focus on the business.

Q: What has happened?

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As you may have seen, we have received notice from Icahn Partners LP of its intention to nominate three individuals for election to Illumina’s Board of Directors at our 2023 Annual Meeting of Shareholders.

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The Board’s Nominating/Corporate Governance Committee met with each of Mr. Icahn’s candidates and made the decision that it is not in the best interests of shareholders to appoint Mr. Icahn’s nominees to the Board.

●	There is a small working group dedicated to handling this matter and we will respond in due course, and in the right way.
●
We can expect Mr. Icahn to leverage media and other resources in the coming days and weeks to make inflammatory statements – a common activist tactic – about Illumina in order to maximize attention. We ask you to please ignore this noise and stay focused on your day-to-day work, which is so vitally important.

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We will be hosting two all-employee meetings in the coming days to provide you with additional context on the matter and answer your questions. You can find details on Workplace and will receive Outlook appointments.

Q: Who is Carl Icahn?
●	Mr. Icahn is an 87-year-old activist investor. He founded Icahn Partners LP, and through his firm, he is campaigning to elect his three director nominees to Illumina’s Board.
●	Mr. Icahn is a well-known entity in the investment industry and we have a good understanding of his strategies.
●	We understand you may have more questions and we plan to address as many of them as we can at two upcoming all-employee meetings in the coming days.

Q: What is an activist investor?
●	An activist investor is a firm or person that purchases a stake in a public company, like Illumina, in an attempt to make changes to the Board and/or strategic direction of the company.
●	A common tactic of activist investors is to use the media and other resources to make inflammatory statements about companies, and we expect the same tactics to be used against Illumina.
●	It is important that we do not let any noise surrounding this situation and the media impact our day-to-day activities. We have a small group handling this situation thoughtfully and carefully.
●	We will be hosting two all-employee meetings in the coming days where you will have an opportunity to ask questions.

Q: What is his agenda?
●	We cannot speculate on what drives Mr. Icahn’s investments decisions. However, Mr. Icahn made it very clear that his primary goal is to elect his three director nominees to our Board.
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While this situation is ongoing and we cannot predict the evolution of Mr. Icahn’s agenda, we will address as many of your questions and concerns as we can at two upcoming all-employee meetings in the coming days.

Q: What is our plan to respond?
●	We have a dedicated team working on this matter.
●	In due course, Illumina will respond through the appropriate channels and at the right time.

Q: If I receive questions from the media or investors, how should I respond?
●	If you receive any questions from the media, please refer them to Public Relations at [redacted]. Investor questions should be directed to [redacted].

Q: Can I defend Illumina on social media?
●	We ask that you please refrain from engaging on this matter on social media.

Q: If I have questions, who do I speak to?
●	We are hosting two all-employee meetings in the coming days to address your questions and concerns.

●	In addition, you can talk to your manager and they can escalate questions.
●	It is important to not let this distract you from your day-to-day activities – this situation does not impact our business operations in any way.

Q: How will this impact my day-to-day role and responsibilities?
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This news should have no bearing on your day-to-day activities. It is important to remain focused on continuing to deliver the innovation and service quality that makes Illumina a trusted global partner.

●	We know that this type of news generates a lot of media speculation, so we are hosting two all-employee meetings in the coming days to address as many of your questions and concerns as we can.

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Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of Illumina’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Illumina does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Specific factors are set forth in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023 under the caption “Risk Factors”, in information disclosed in public conference calls, the date and time of which are released beforehand, and in filings with the Securities and Exchange Commission (the “SEC”) including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Illumina intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Illumina’s 2023 Annual Meeting of Shareholders. This communication is not a substitute for any proxy statement or other document that Illumina may file with the SEC in connection with any solicitation by Illumina. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ILLUMINA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Illumina free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Illumina are also available free of charge by accessing Illumina’s website at www.illumina.com.

Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Illumina, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Illumina. Information about Illumina’s executive officers and directors is available in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023, which was filed with the SEC on February 17, 2023, and in its proxy statement for the 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. To the extent holdings by our directors and executive officers of Illumina securities reported in the proxy statement for the 2022 Annual Meeting or in Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.